UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under § 240.14a-12

BioXcel Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF SPECIAL
MEETING OF STOCKHOLDERS
WHEN	January 28, 2025 at 9:00 a.m. local time
WHERE	The Special Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/BTAI2025SM.
PURPOSE OF MEETING AND AGENDA
At the Special Meeting, stockholders will vote:
1.
to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-30 to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 30 shares would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements (the “Reverse Stock Split Proposal”); and

2.
to authorize one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 described above (the “Adjournment Proposal”).

WHO CAN VOTE	Stockholders of record at the close of business on December 17, 2024. For ten days prior to the meeting, a complete list of stockholders will be available during regular business hours at our principal executive office, 555 Long Wharf Drive, New Haven, CT 06511. A stockholder may examine the list for any legally valid purpose related to the meeting.
VOTING	Your vote is very important. Please submit your proxy or voting instructions as soon as possible, whether or not you plan to attend the Special Meeting.
ADMISSION TO THE SPECIAL MEETING	All of our stockholders are invited to attend the Special Meeting. To attend and participate in the Special Meeting, you will need the 16-digit control number included in the instructions that accompanied your proxy materials.
Sincerely,
Javier Rodriguez
Chief Legal Officer and Corporate Secretary
New Haven, Connecticut
December 30, 2024

BIOXCEL THERAPEUTICS, INC.
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

i

BIOXCEL THERAPEUTICS, INC.
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT THE SPECIAL MEETING
Our Board of Directors (the “Board”) solicits your proxy on our behalf for the Special Meeting of Stockholders (the “Special Meeting”) and at any postponement or adjournment of the Special Meeting for the purposes set forth in this proxy statement (the “Proxy Statement”) and the accompanying Notice of Special Meeting of Stockholders (the “Notice”). The Special Meeting will be held virtually via live webcast, on Tuesday, January 28, 2025 at 9:00 a.m. local time. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.shareholdermeeting.com/BTAI2025SM and entering your 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote or ask questions. This Proxy Statement is first being sent to stockholders on or about December 30, 2024.
Unless we state otherwise or the context otherwise requires, references in this Proxy Statement to “we,” “our,” “us,” or the “Company” are to BioXcel Therapeutics, Inc., a Delaware corporation.
Purpose of the Special Meeting
At the Special Meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, we will consider any other matters that are properly presented for a vote at the Special Meeting. We are not aware of any other matters to be submitted for consideration at the Special Meeting. If any other matters are properly presented for a vote at the Special Meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.
Record Date; Quorum
Only holders of record of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), at the close of business on December 17, 2024, the record date, will be entitled to vote at the Special Meeting. At the close of business on December 17, 2024, 49,628,948 shares of Common Stock were outstanding and entitled to vote.
The holders of at least one-third of the voting power of the issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting as of the record date must be present, in person or by proxy duly authorized at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on December 17, 2024, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name.   If on December 17, 2024, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Special Meeting, or vote in advance through the Internet, by telephone or by mail.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.   If on December 17, 2024, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Special Meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Special Meeting.
If you are a beneficial owner of shares held in “street name” and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether that organization will still be able to vote your shares depends on whether the particular proposal is deemed to be “routine” under the rules of the New York Stock Exchange (also applicable to companies listed on the Nasdaq Capital Market (“Nasdaq”)). Brokers, banks and other nominees can use their discretion to vote “uninstructed” shares only with respect to matters that are considered to be “routine.” They may not vote your shares with respect to matters that are considered “non-routine” and for these matters your shares will be left unvoted. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), approval of equity incentive plans, and certain corporate governance proposals, even if management-supported. The Reverse Stock Split Proposal and the Adjournment Proposal are matters we believe will be considered “routine.” Your broker or nominee may therefore vote your shares on the Reverse Stock Split Proposal and the Adjournment Proposal.
Votes Required to Adopt Proposals.
The Reverse Stock Split Proposal requires that the votes cast for the Reverse Stock Split Proposal exceed the votes cast against the Reverse Stock Split Proposal.
The Adjournment Proposal requires that the votes cast for the Adjournment Proposal exceed the votes cast against the Adjournment Proposal.
All other matters submitted for stockholder approval require that the votes casts for such other matters exceed the votes against such other matters.
The Board recommends a vote “FOR” Proposals 1 and 2.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
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Vote through the Internet — you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the materials with this Proxy Statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

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Vote by telephone — you may vote by telephone as indicated on your enclosed proxy card or voting instruction card. To vote by telephone, you will need to use a control number provided to you in the materials with this Proxy Statement and follow the voting instructions.

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Vote by mail — complete, sign and date the accompanying proxy card and return it as soon as possible before the Special Meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on January 27, 2025. Submitting your proxy, whether through the Internet, by telephone or by mail, will not prevent a stockholder from attending the Special Meeting, revoking their earlier-submitted proxy, and voting in person. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Special Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Special Meeting by:
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delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

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signing and delivering a proxy bearing a later date;

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voting again through the Internet or by telephone; or

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attending and voting at the Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting. The preliminary voting results will be announced at the Special Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the “SEC”) in a Current Report on Form 8-K within four business days of the Special Meeting.

PROPOSAL NO. 1
APPROVAL OF A PROPOSED AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK TO ENABLE THE COMPANY TO COMPLY WITH THE NASDAQ STOCK MARKET’S CONTINUED LISTING REQUIREMENTS
General
The Board has unanimously approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s Common Stock any time prior to the first anniversary of its approval by the stockholders at a ratio in the range of 1-for-5 to 1-for-30, to be determined at the discretion of the Board, whereby each outstanding 5 to 30 shares would be combined, converted and changed into 1 share of the Company’s Common Stock. A form of the certificate of amendment to the Certificate of Incorporation for the reverse stock split (the “Reverse Stock Split Certificate of Amendment”) is attached hereto as Appendix A. The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Certificate of Amendment, which is incorporated herein by reference.
The Board has recommended that the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split be presented to the Company’s stockholders for approval. If the Reverse Stock Split Certificate of Amendment is approved by a majority of the Company’s stockholders, the Board will have discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur any time prior to the first anniversary of its approval by the stockholders. The Board believes that stockholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.
The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company. By voting in favor of the reverse stock split, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.
Reasons for the Reverse Stock Split
The Company’s Common Stock is quoted on the Nasdaq Capital Market under the symbol “BTAI”.
For the Common Stock to continue trading on the Nasdaq Capital Market, the Company must comply with various listing standards, including that our Common Stock maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The closing price of the Company’s Common Stock on the Nasdaq Capital Market on December 17, 2024 was $0.3901 per share and, over the prior 52 weeks, the closing price of the Company’s Common Stock has ranged from $0.38 to $4.04 per share.
As previously disclosed, on September 16, 2024, the Company received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that, based on the closing bid price of the Company’s Common Stock for the 30 consecutive business days preceding the Notice, the Company no longer meets the Minimum Bid Price Requirement. The Notice has no effect on the listing of the Common Stock at this time, and the Common Stock continues to trade on the Nasdaq Capital Market under the symbol “BTAI”. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days in which to regain compliance. As a result, the Company has until March 17, 2025 to regain compliance with the Minimum Bid Price Requirement.
In the event we do not regain compliance by March 17, 2025, we may be eligible to obtain an additional compliance period of 180 calendar days so long as we satisfy the continued listing requirement for market value of publicly held shares and all criteria for initial listing on The Nasdaq Capital Market, but for the Minimum Bid Price Requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during the second compliance period via the implementation of a reverse stock split if necessary. We plan to timely submit our request to Nasdaq for the additional 180-day extension, if necessary. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the applicable compliance period (either March 17, 2025 or September 13, 2025 in the event a second compliance period is requested and granted), our Common Stock would be subject to delisting from Nasdaq. In that case, however, the Company would have the right to request a hearing before a Nasdaq Hearings Panel to address its plan to remedy the deficiency, which request would stay any delisting action by the Listing Qualifications staff pending the ultimate outcome of the hearing process.
The Board is asking the stockholders to grant it the authority, at its discretion, to effect a reverse stock split, which the Board believes is an effective way to increase the minimum bid price of our Common Stock proportionately by reducing the number of outstanding shares of Common Stock and put us in a position to regain compliance with Nasdaq Listing Rule 5550(a)(2). The Board further believes that the increased market price of our Common Stock expected as a result of implementing the reverse stock split may improve marketability and liquidity of our Common Stock and may encourage trading.
In evaluating whether or not to recommend that stockholders authorize the reverse stock split, in addition to the considerations described above, the Board took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Conversely, we believe the current low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our Common Stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.
The Board believes that maintaining the listing of the Company’s Common Stock on Nasdaq is in the best interests of the Company and its stockholders. The Board believes that the delisting of the Company’s Common Stock from Nasdaq would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the Company’s Common Stock, among other things. See “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” below for more information.
Determination of the Reverse Stock Split Ratio
Our Board only intends to implement the reverse stock split to the extent it believes necessary to maintain the Company’s listing on Nasdaq. In determining the ratio to be used, the Board will consider various factors, including but not limited to:
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the potential impact and anticipated benefits to the Company and its stockholders;

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market conditions and existing and expected market price of the Company’s Common Stock at such time;

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existing and expected marketability of the Common Stock;

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the number of shares that will be outstanding after the reverse stock split;

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the stockholders’ equity at such time; and

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the trading volume of the Company’s Common Stock at such time.

Impact of the Reverse Stock Split, if Implemented
The Company’s Certificate of Incorporation currently authorizes the issuance of 200,000,000 shares of Common Stock. On November 30, 2024, the Company had: 48,348,364 shares of Common Stock issued and outstanding, 4,970,198 shares of Common Stock issuable upon the exercise of outstanding options, 37,667,786 shares of Common Stock issuable upon the exercise of outstanding warrants, 419,905 shares of Common stock issuable upon settlement of restricted stock units, 1,112,000 shares of Common Stock issuable upon settlement of performance units, and 1,872,513 shares of Common Stock reserved for future issuance under the Company’s 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan.
As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares. If the Company’s stockholders adopt and approve the Reverse Stock Split Certificate of Amendment and the reverse stock split is implemented by the Company, the authorized number of shares of the Company’s Common Stock would not be reduced by the reverse stock split ratio determined by the Board.
If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s Common Stock, and each stockholder will own a reduced number of shares of the Company’s Common Stock. However, except for adjustments that may result from the treatment of fractional shares, as described below, or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power.
Based on the Company’s capitalization as of November 30, 2024, the principal effect of the reverse stock split (at a ratio between 1-for-5 and 1-for-30), not taking into account the treatment of fractional shares described under “— Procedure for Effecting the Reverse Stock Split — Treatment of Fractional Shares” below, would be that:
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the number of shares of the Company’s Common Stock issued and outstanding would be reduced from 48,348,364 shares to between approximately 1,611,612 shares and 9,669,672 shares;

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the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding stock options would be reduced from 4,970,198 to between approximately 165,673 shares and 994,039 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio);

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the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding warrants would be reduced from 37,667,786 to between approximately 1,255,592 shares and 7,533,557 shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);

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the number of shares of the Company’s Common Stock issuable upon the settlement of outstanding restricted stock units would be reduced from 419,905 to between approximately 13,996 shares and 83,981 shares;

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the number of shares of the Company’s Common Stock issuable upon the settlement of outstanding performance units would be reduced from 1,112,000 to between approximately 37,066 shares and 222,400 shares;

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the aggregate number of shares of the Company’s Common Stock reserved for issuance, in connection with future awards under the Company’s 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan would be reduced from 1,872,513 to between approximately 62,417 shares and 374,502 shares;

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the number of shares of the Company’s authorized Common Stock would remain unchanged at 200,000,000 shares;

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the 10,000,000 shares of the Company’s authorized preferred stock would remain unchanged; and

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the number of shares of the Company’s Common Stock that are authorized, but unissued and unreserved, would increase from 105,609,234 to between approximately 181,121,849 shares and 196,853,644 shares; and the par value of the Company’s Common Stock and preferred stock would remain unchanged at $0.001 per share, and, as a result, the stated capital attributable to Common Stock on the Company’s balance sheet would be reduced proportionately based on the reverse stock split ratio, the additional paid-in capital account would be credited with the amount by which the stated capital is reduced, and the per-share net income or loss and net book value of the Company’s Common Stock would be restated because there would be fewer shares of Common Stock outstanding.
The following table contains approximate information relating to our Common Stock immediately following the reverse stock split under certain possible exchange ratios, based on share information as of November 30, 2024. All share numbers are rounded down to the nearest whole share but otherwise do not reflect the potential effect of rounding down for fractional shares that may result from the reverse stock split.
	Pre-Reverse Split	1-for-5	1-for-15	1-for-25	1-for-30
Number of authorized shares of Common Stock	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000
Number of outstanding shares of Common Stock	48,348,364	9,669,672	3,223,224	1,933,934	1,611,612
Number of shares of Common Stock issuable upon exercise of outstanding stock options	4,970,198	994,039	331,346	198,807	165,673
Number of shares of Common Stock issuable upon exercise of outstanding warrants	37,667,786	7,533,557	2,511,185	1,506,711	1,255,592
Number of shares of Common Stock issuable upon settlement of outstanding restricted stock units	419,905	83,981	27,993	16,796	13,996
Number of shares of Common Stock issuable upon settlement of outstanding performance units	1,112,000	222,400	74,133	44,480	37,066
Number of shares of Common Stock reserved for issuance in connection with future awards under the Company’s 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan	1,872,513	374,502	124,834	74,900	62,417
Number of shares of Common Stock authorized, but unissued and unreserved	105,609,234	181,121,849	193,707,285	196,224,372	196,853,644
See also “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” and “— Procedure for Effecting the Reverse Stock Split — Treatment of Fractional Shares” below for additional information regarding the potential impact of the reverse stock split.
Anti-Takeover and Dilutive Effects
The number of authorized shares of our Common Stock and preferred stock will not be reduced as a result of the reverse stock split. The Common Stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. Following stock split, our Board would continue to have the authority to issue additional shares from time to time without further action by the stockholders except as may be required by applicable law or regulations. The Reverse Stock Split Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt.
The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue Common Stock upon the exercise of outstanding options and warrants, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the reverse stock split at this time.
Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting
A reverse stock split may negatively impact the market for our Common Stock.
Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the total market capitalization of our Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split. A decline in the market price of our Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our Common Stock could be adversely affected following such a reverse stock split.
In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 500 to 3,000 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of Common Stock following the reverse stock split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some stockholders may cease being stockholders of the Company following the reverse stock split. Any stockholder who owns fewer than 5 to 30 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own less than one share of Common Stock following the reverse stock split and therefore such stockholder will receive cash equal to the market value of such fractional share and cease being a stockholder of the Company, as further described below under “— Procedure for Effecting the Reverse Stock Split — Treatment of Fractional Shares”.
The market price of our Common Stock will also be based on our performance and other factors, including those factors listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024 and September 30, 2024 and other reports that we file with the SEC. There can also be no assurance that the minimum bid price per share of our Common Stock will remain in excess of $1.00 following the reverse stock split for a sustained period of time, if at all.
Nasdaq may delist the Company’s Common Stock, which could seriously harm the liquidity of the Common Stock and the Company’s ability to raise capital.
On September 16, 2024, the Company received the Notice from Nasdaq staff indicating that, based upon the closing bid price of the Common Stock for the last 30 consecutive business days, the Company no longer meets the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until March 17, 2025, in which to regain compliance. If the Company is unable to regain compliance with the Minimum Bid Price Requirement or other listing requirements, the Company could lose eligibility for continued listing on the Nasdaq Capital Market or any comparable trading market.
If we cease to be eligible to trade on Nasdaq:
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We may have to pursue trading in the United States on a less recognized or accepted market, such as the OTC Bulletin Board or the “pink sheets”;

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Shares of our Common Stock could be less liquid and marketable, thereby reducing the ability of stockholders to purchase or sell our shares as quickly and as inexpensively as they have done historically;

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Our Common Stock may be deemed a “penny stock,” and transactions in our Common Stock would be more difficult and cumbersome;

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We may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our Common Stock; and

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The market price of the Common Stock may further decline.

A reverse stock split would increase the Company’s authorized but unissued shares of Common Stock, which could negatively impact a potential investor if they purchased shares of Common Stock.
Because the number of authorized shares of the Company’s Common Stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of Common Stock or securities convertible into Common Stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of the Common Stock. The Company could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.
The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue Common Stock upon the exercise of outstanding options and warrants, the Company has no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the reverse stock split at this time.
Procedure for Effecting the Reverse Stock Split
When and if the Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the stockholders, the Company will promptly file the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective upon filing the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware or at a later date and time set forth therein, if any, which effective time is referred to as the “reverse stock split effective date”. Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Reverse Stock Split Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Reverse Stock Split Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.
After the reverse stock split effective date, our Common Stock will have a new CUSIP number, which is a number used to identify securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.
Exchange of Stock Certificates
As soon as practicable after the effective date of the reverse stock split, stockholders holding certificated shares will be notified that the reverse stock split has been effected. Equiniti Trust Company LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares in certificated form will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE EXCHANGE AGENT.
STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.
Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. Their accounts will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the reverse stock split effective date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Treatment of Fractional Shares
To avoid the existence of fractional shares of Common Stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Company’s Common Stock as reported on Nasdaq on the last trading day before the reverse stock split effective date (as adjusted to give effect to the reverse stock split). The ownership of a fractional share will not give the holder any voting, dividend or other right except to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split effective date. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received such cash payment.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.
Material Federal Income Tax Consequences
The following discussion of certain U.S. federal income tax consequences to the Company’s stockholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split.
This discussion addresses the U.S. federal income tax consequences only to a stockholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those stockholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as, without limitation, stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United

States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of the Company’s stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our Common Stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.
Stockholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.
Exchange Pursuant to Reverse Stock Split
No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “— Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.
Cash in Lieu of Fractional Shares
A stockholder who receives cash in lieu of a fractional post-reverse stock split share should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.
The Company will not recognize any gain or loss as a result of the reverse stock split.
Vote Required
The affirmative vote of holders of a majority in voting power of the votes cast at the Special Meeting is required for the approval of the reverse stock split. Abstentions are not considered votes cast and will have no effect on the vote for this proposal.
The Board recommends that you vote FOR Proposal 1.

PROPOSAL NO. 2
ADJOURNMENT OF SPECIAL MEETING
The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the Special Meeting in the event that there is not a sufficient number of votes at the Special Meeting to approve Proposal 1. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting, the adjournment is for a period of less than 30 days and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the Special Meeting.
Vote Required
The affirmative vote of holders of a majority of in voting power of the votes cast at the Special Meeting is required for the approval of this proposal. Abstentions are not considered votes cast and will have no effect on the vote for this proposal.
The Board recommends that you vote FOR Proposal 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of November 30, 2024 for:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

•
each of our named executive officers;

•
each of our directors; and

•
all of our current executive officers and directors as a group.

The table lists applicable percentage ownership based on 48,348,364 shares of Common Stock outstanding as of November 30, 2024.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of November 30, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as otherwise noted below, the address for persons listed in the table is c/o BioXcel Therapeutics, Inc., 555 Long Wharf Drive, New Haven, CT 06511.
Name and address of beneficial owner	Number of shares of Common Stock beneficially owned	Percentage of Common Stock beneficially owned(1)
Greater than 5% Stockholders:
BioXcel LLC(2)	7,685,501	15.9%
Armistice Capital Master Fund Ltd.(3)	4,830,001	9.99%
Oaktree Capital Management, L.P.(4)	2,724,075	5.3%
Q Boost Holding LLC(5)	2,724,075	5.3%
Directors and Named Executive Officers:
Vimal Mehta, Ph.D.(2)(6)	8,916,977	18.0%
Javier Rodriguez(7)	103,015	*
Matthew Wiley(8)	89,176	*
June Bray(9)	63,167	*
Sandeep Laumas, M.D.(10)	207,388	*
Michael Miller(11)	36,998	*
Peter Mueller, Ph.D.(12)	459,392	*
Michal Votruba, M.D.(13)	267,575	*
David Mack(14)	81,267	*
All Current Directors and Officers as a Group (11 persons)(15)	10,789,066	21.2%

(1)
Based on 48,348,364 shares of Common Stock outstanding as of November 30, 2024.

(2)
Based solely on a Schedule 13D/A filed with the SEC on June 6, 2024. BioXcel LLC and BioXcel Holdings, Inc. have shared voting power and shared dispositive power over 7,685,501 shares of our common stock. Dr. Mehta and affiliated trusts are significant stockholders of BioXcel Holdings, Inc.

BioXcel LLC is majority owned and controlled by BioXcel Holdings, Inc. BioXcel LLC is a subsidiary of BioXcel Holdings, Inc. Mr. Mehta is an executive officer and the sole member of the board of directors of BioXcel Holdings, Inc. and an executive officer and one of two managers on the board of managers of BioXcel LLC and BioXcel Holdings, Inc. As such, each of Mr. Mehta and BioXcel Holdings, Inc. may be deemed to beneficially own the Common Stock held of record by BioXcel LLC. The address of BioXcel LLC and BioXcel Holdings, Inc. is 2614 Boston Post Road Suite 33B, Guilford, CT 06437.
(3)
Based on information known to us, Armistice Capital Master Fund Ltd. owns warrants to purchase 4,830,001 shares of our common stock that are exercisable within 60 days of November 30, 2024. The warrants to purchase shares of common stock are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (“Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital has sole voting and dispositive control of the shares reported herein. The address for the stockholder is 510 Madison Avenue, 7th Floor, New York, New York 10022.

(4)
Based on information known to us, entities affiliated with Oaktree Capital Management, L.P. own warrants to purchase 2,724,075 shares of our common stock that are exercisable within 60 days of November 30, 2024. The principal business address and address for the stockholder is 333 S. Grand Avenue, 28th Fl., Los Angeles, California, 90071

(5)
Based on information known to us, Q Boost Holding LLC, an entity affiliated with Qatar Investment Authority, owns warrants to purchase 2,724,075 shares of our common stock that are exercisable within 60 days of November 30, 2024. The principal business address and address for the stockholder is c/o Qatar Investment Authority, Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), Doha, Qatar.

(6)
Represents for Dr. Mehta: (i) 57,793 shares of common stock (of which 2,000 shares are owned jointly with Dr. Mehta’s spouse) (including shares of common stock underlying restricted stock units that will vest within 60 days of November 30, 2024); (ii) options to purchase 1,172,683 shares of our common stock that can be exercised within 60 days of November 30, 2024; and (iii) 7,685,501 shares of common stock held by BioXcel LLC as to which Dr. Mehta may be deemed to have beneficial ownership.

(7)
Represents for Mr. Rodriguez: (i) 23,770 shares of common stock and (ii) options to purchase 79,245 shares of our common stock that can be exercised within 60 days of November 30, 2024.

(8)
Represents for Mr. Wiley: (i) 19,011 shares of common stock and (ii) options to purchase 70,165 shares of our common stock that can be exercised within 60 days of November 30, 2024.

(9)
Represents for Ms. Bray: options to purchase 63,167 shares of our common stock that can be exercised within 60 days of November 30, 2024.

(10)
Represents for Dr. Laumas: options to purchase 207,388 shares of our common stock that can be exercised within 60 days of November 30, 2024.

(11)
Represents for Mr. Miller: options to purchase 36,998 shares of our common stock that can be exercised within 60 days of November 30, 2024.

(12)
Represents for Dr. Mueller: (i) 119,795 shares of common stock held by Dr. Mueller; (ii) 90,000 shares of our common stock held by the Peter Mueller 2018 Irrevocable Family Trust, as to which Dr. Mueller serves as trustee; and (iii) options to purchase 249,597 shares of our common stock that can be exercised within 60 days of November 30, 2024.

(13)
Represents for Dr. Votruba: 184,375 shares of our common stock held by RSJ Investments SICAV a.s. (“RSJ/Gradus”) and over which Dr. Votruba, an asset manager at RSJ/Gradus, has voting and/or dispositive power. Also includes options to purchase 83,200 shares of our common stock that can be exercised within 60 days of November 30, 2024, which options Dr. Votruba was granted in respect of his service on our Board but as to which he assigned to RSJ/Gradus pursuant to the policies of RSJ/Gradus regarding stock ownership by employees.

(14)
Represents for Mr. Mack: 54,178 shares of our common stock.

(15)
Includes options to purchase 2,512,574 shares of our common stock that can be exercised within 60 days of November 30, 2024.

*
Less than 1%

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2025 (“2025 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 555 Long Wharf Drive, New Haven, CT 06511, in writing not later than December 30, 2024.
Stockholders intending to present a proposal at our 2025 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than the close of business on February 10, 2025 and no later than the close of business on March 12, 2025. The notice must contain the information required by our bylaws. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after June 10, 2025, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business of the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
In connection with our solicitation of proxies for our 2025 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
“Householding” — Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.
Upon written or oral request, we will undertake to promptly deliver a separate copy of our proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of our proxy materials, now or in the future, you may contact the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Any stockholders who share the same address and currently receive multiple copies of our proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding”.

OTHER MATTERS
Our Board does not presently intend to bring any other business before the Special Meeting and, so far as is known to the Board, no matters are to be brought before the Special Meeting except as specified in the Notice of the Special Meeting. As to any business that may arise and properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
OF
BIOXCEL THERAPEUTICS, INC.
BIOXCEL THERAPEUTICS, INC.   (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST:   The name of the Corporation is BioXcel Therapeutics, Inc. and the date on which the Amended and Restated Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was March 7, 2018 (the “Certificate of Incorporation”);
SECOND:   The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Certificate of Incorporation be amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation;
THIRD:   The Certificate of Incorporation is hereby amended by deleting the Section 4.2(d) of ARTICLE FOURTH in its entirety and inserting the following in lieu thereof:
“Stock Split. Upon the filing and effectiveness of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”) each outstanding share (including shares held in treasury) of Common Stock of the Corporation (the “Old Common Stock”) shall be automatically combined, reclassified and converted into [ ] shares of Common Stock (the “New Common Stock”). This stock split of the outstanding shares of Common Stock shall not affect the total number of shares of Common Stock that the Corporation is authorized to issue, which shall remain as set forth in the first sentence of this ARTICLE FOURTH. The reverse split of the Old Common Stock effected by the foregoing paragraph shall be referred to herein as the “Reverse Split.” The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of Old Common Stock or New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split. Stockholders who otherwise would have been entitled to receive any fractional interests in the New Common Stock, in lieu of receipt of such fractional interest, shall be entitled to receive from the Corporation an amount in cash equal to the fair value of such fractional interest as of the Effective Time. Except where the context otherwise requires, all references to “Common Stock” in this Certificate of Incorporation shall be to the New Common Stock. The Reverse Split will be effected on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates or book-entries dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, immediately after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates or book entries, divided by [ ] and rounded up to the nearest whole number. The Corporation may, but shall not be obliged to, issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Every share number, dollar amount and other provision contained in this Amended and Restated Certificate of Incorporation have been adjusted for the Reverse Split, and there shall be no further adjustments made to such share numbers, dollar amounts or other provisions, except in the case of any stock splits, stock dividends, reclassifications and the like occurring after the Effective Time.”
FOURTH:   Pursuant to a resolution of Board of Directors of the Corporation, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

A-1

FIFTH:   This Certificate of Amendment to the Certificate of Incorporation shall have an Effective Time of       , 2025 at 5:00 p.m. Eastern Time.
IN WITNESS WHEREOF, BioXcel Therapeutics, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this   th day of       , 2025.
BIOXCEL THERAPEUTICS, INC.
By:
Name:
Title:

A-2

BIOXCEL THERAPEUTICS, INC.555 LONG WHARF DRIVE NEW HAVEN, CT 06511 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/BTAI2025SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 27, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V60340-S04405 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BIOXCEL THERAPEUTICS, INC. The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1.Approval of a proposed amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company's outstanding common stock at a ratio in the range of 1-for-5 to 1-for-30, to be determined at the discretion of our Board of Directors,whereby each outstanding 5 to 30 shares would be combined, converted and changed into 1 share of the Company's common stock, to enable thecompany to comply with the Nasdaq Stock Market's Continued Listing Requirements.2.Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.V60341-S04405BIOXCEL THERAPEUTICS, INC.Special Meeting of StockholdersJanuary 28, 2025, 9:00 a.m., Eastern TimeThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Vimal Mehta, Ph.D., Richard Steinhart and Javier Rodriguez, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOXCEL THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on January 28, 2025, live via webcast at www.virtualshareholdermeeting.com/BTAI2025SM, and any continuation, adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Special Meeting.Continued and to be signed on reverse side